UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2013

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of Texas Industries, Inc. (the “Company”) held on October 16, 2013, the directors named below were elected to a term of office that expires at the annual meeting of shareholders in 2014, and the other proposals listed below were approved.  The final vote report is as follows:

Proposal	For	Against	Abstain	Broker Non-Votes

1. Election of Directors

John D. Baker II	25,367,840	91,706	27,990	1,840,204
Mel G. Brekhus	25,362,786	95,447	29,303	1,840,204
Eugenio Clariond	24,966,459	491,283	29,794	1,840,204
Sam Coats	25,363,015	94,964	29,557	1,840,204
Sean P. Foley	24,966,211	493,235	28,090	1,840,204
Bernard Lanigan, Jr.	25,366,359	93,087	28,090	1,840,204
Thomas R. Ransdell	25,374,074	85,378	28,084	1,840,204
Thomas L. Ryan	24,852,997	606,453	28,086	1,840,204
Ronald G. Steinhart	25,362,434	97,016	28,086	1,840,204
Dorothy C. Weaver	25,373,145	86,705	27,686	1,840,204

2. Selection of independent auditors	27,143,773	156,635	27,332	-0-

3. Approval of Executive Compensation	21,287,632	3,549,492	646,812	1,843,804

4. Approval of the Master Performance-Based Incentive Plan	25,110,264	309,709	67,563	1,840,204

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

By: /s/ Frederick G. Anderson
Frederick G. Anderson
Vice President-General Counsel and Secretary

Date:	October 18, 2013